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                                                                   EXHIBIT 3.1.2


                                                                        A0543248

                                                                ENDORSED - FILED
                                                            IN THE OFFICE OF THE
                                                              SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA

                                                                     APR 12 2000

                                                  BILL JONES, SECRETARY OF STATE



                   CERTIFICATE OF AMENDMENT OF THE ARTICLES OF
                    INCORPORATION OF DICON FIBEROPTICS, INC.


The undersigned hereby certifies that:

        1. He is the President and the Secretary of DiCon Fiberoptics, Inc., a California corporation.

        2. The Board of Directors of DiCon Fiberoptics, Inc. has approved amending Article IV of the Articles of Incorporation of DiCon Fiberoptics, Inc. to increase the number of shares that the corporation is authorized to issue from 20,000,000 to 100,000,000 in order to accommodate splitting and converting each outstanding share into five shares.

                Article IV is amended in its entirety to read as follows:

                "This corporation is authorized to issue only one class of shares which are designated common stock; and the total number of shares which this corporation is authorized to issue is 100,000,000. On the amendment of this Article, each outstanding share is split and converted into five shares."

        3. This Amendment may be adopted with the approval by the Board of Directors alone as provided in Corporations Code Section 902(c) because the corporation has one class of shares outstanding, and the amendment effectuates only a stock split, as defined in Corporations Code Section 188, and an increase in the authorized number of shares in proportion thereto.

        The undersigned hereby declares under penalty of perjury that the statements set forth in this Certificate are true and correct of his own knowledge.

        Executed on April 5, 2000 in Berkeley, California.



/s/ HO SHANG LEE
----------------------------------------
Ho Shang Lee, President and Secretary




                                                            [SEAL OF OFFICE OF
                                                             SECRETARY OF STATE]